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                                                                     EXHIBIT 5.1

                  [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]

                                 March 5, 2001

Onyx Software Corporation
3180 - 139th Avenue SE, Suite 500
Bellevue, WA 98005

        Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Onyx Software Corporation (the "Company") in connection with the sale by certain selling shareholders of the Company of up to 337,925 shares (the "Shares") of the Company's common stock, $.01 par value per share, and in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission with respect to the Shares.

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. Based on the foregoing, we are of the opinion that upon (i) the effectiveness of the registration statement and any amendments thereto; (ii) due action by the selling shareholders authorizing the sale of the Shares; (iii) the offering and sale of the Shares as contemplated by the Registration Statement and in accordance with the actions of the selling shareholders authorizing the sale of the Shares; and (iv) receipt by the selling shareholders of the consideration for the Shares as contemplated by the Registration Statement, the Shares will be duly authorized and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, and to the reference to our firm in the Registration Statement under the heading "Legality of Common Stock." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP